Exhibit 99.1

Hanger Announces Senior Notes Consent Solicitation

AUSTIN, Texas, June 30, 2015 — Hanger, Inc. (NYSE: HGR) today announced that it is soliciting consents from holders of its $200,000,000 aggregate principal amount 7 1/8% Senior Notes due 2018 (the “Notes”) to amend and waive (the “Proposed Amendment and Waiver”) certain provisions of the indenture pursuant to which the Notes were issued (the “Consent Solicitation”).

The Proposed Amendment and Waiver will amend, effective as of September 29, 2014, the reporting covenant in the indenture to eliminate until November 16, 2015 any obligation for the Company to deliver to the trustee or the noteholders the following reports required to be filed or furnished with the Securities and Exchange Commission (the “SEC”): Form 10-Qs for the periods ended September 30, 2014, March 31, 2015 and June 30, 2015; and Form 10-K for the period ended December 31, 2014.  The Proposed Amendment and Waiver will also waive any default or event of default under the indenture that may occur or exist as a result of or in connection with the Company’s failure to timely deliver to the trustee or the noteholders, or file with the SEC, the delayed SEC reports, provided that such delayed SEC reports are delivered to the trustee or the noteholders or filed with the SEC by November 16, 2015.

The Company has previously disclosed that it would not be timely in its filing with the SEC of its Form 10-Qs for the periods ended September 30, 2014 and March 31, 2015 or its Form 10-K for the period ended December 31, 2014, and that it expects it will be delayed in the filing of its Form 10-Q for the period ending June 30, 2015.

Additionally, as the Company has previously disclosed, the Company will be restating certain prior period financial statements as a result of a number of accounting errors and adjustments identified by the Company.  As a result, the Company has concluded and previously disclosed that its financial statements for (i) the annual periods ended December 31, 2009, 2010, 2011, 2012 and 2013, (ii) all interim periods for 2012 and 2013, and (iii) the quarterly periods ended March 31 and June 30, 2014, and the associated year-to-date periods, should not be relied upon and will be restated to correct previous errors and misstatements in these financial statements.

Also as the Company has previously disclosed, the lenders under the Company’s Credit Agreement, dated as of June 17, 2013, have waived actual or potential defaults and events of default relating to, among other things, the delayed SEC reports, until August 17, 2015.  The Company is currently unable to estimate a filing date for the delayed SEC reports or any amended periodic reports relating to the restated financial statements.  The Company is working to complete its closing processes for the periods covered by the delayed SEC reports, and to prepare its restated financial statements, as expeditiously as possible.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on July 8, 2015.  Only holders of record of the Notes as of 5:00 p.m., New York City time, on June 29, 2015, are eligible to deliver consents to the Proposed Amendment and Waiver in the Consent Solicitation.  The Company will pay to the holders who delivered valid and unrevoked consents prior to the expiration time a cash payment of $2.50 per $1,000 principal amount of Notes for which consents have been delivered by such holder, subject to the satisfaction or waiver of all of the conditions of the Consent Solicitation.

The Consent Solicitation is being made solely on the terms and subject to the conditions set forth in the Notice of Consent Solicitation, dated June 30, 2015 (the “Notice of Consent Solicitation”), and in the accompanying consent form.  Effectiveness of the Proposed Amendment and Waiver is subject to a number of conditions. No assurance can be given that the Proposed Amendment and Waiver can or will be completed on terms that are acceptable to the Company, or at all.  The Company may, in its sole discretion, terminate, amend or extend the Consent Solicitation at any time as set forth in the Notice of Consent Solicitation.

Copies of the Notice of Consent Solicitation, the consent form and other related documents may be obtained from D.F. King & Co., Inc., the Information and Tabulation Agent, in New York at (212) 269-5550 (collect) or (866) 796-1245 (toll free).  Holders of the Notes are urged to review the Notice of Consent Solicitation and the consent form for the detailed terms of the Notice of Consent Solicitation and the procedures for consenting to the Proposed Amendment and Waiver.  Any persons with questions regarding the Consent Solicitation should contact the Solicitation Agent, Wells Fargo Securities, at (704) 410-4760 (collect) or (866) 309-6316 (toll free).

This announcement does not constitute a solicitation of consents of holders of the Notes and shall not be deemed a solicitation of consents with respect to any other securities of the Company or its subsidiaries.  No recommendation is being made as to whether holders of the Notes should consent to the Proposed Amendment and Waiver.  The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (NYSE: HGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market.  Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with in excess of 750 locations nationwide.  Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions. Steeped in over 150 years of clinical excellence and innovation, Hanger’s vision is to be the partner of choice for products and services that enhance human physical capability.

This document contains certain “forward-looking statements” relating to the Company.  All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data.  These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial data in the non-reliance periods and/or additional historical periods, and the time required to complete the financial statements and other financial data and accounting review.  For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2013, its Form 10-Q for the quarter ended June 30, 2014 and the risk factor set forth within Item 8.01 of the Company’s Current Report on Form 8-K filed on February 17, 2015, each as filed with the Securities and Exchange Commission. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SOURCE Hanger, Inc.

Investor Contact:

Paul Severt, Vice President, Corporate Finance and Treasurer

Hanger, Inc., (512) 777-3666

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